iQSTEL INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the probable acquisition of QXTEL Limited:

Page
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2023	2
Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2023	3
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2022	4

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iQSTEL Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

At September 30, 2023

			Transaction		Pro Forma
	iQSTEL Inc.	Qxtel Limited	Adjustments	Notes	As Adjusted
ASSETS
Current Assets
Cash	$2,001,320	$1,238,633	$452,500	A, B, C	$3,692,453
Accounts receivable, net	7,635,615	6,434,280	-		14,069,895
Inventory	27,121	-	-		27,121
Due from related parties	427,194	120,000	-		547,194
Prepaid and other current assets	1,696,944	-	-		1,696,944
Total Current assets	11,788,194	7,792,913	452,500		20,033,607

Property and equipment, net	463,036	29,306	-		492,342
Intangible asset	99,592	147,430	-		247,022
Goodwill	5,172,146	-	3,664,751	D	8,836,897
Deferred tax assets	444,504	-	-		444,504
Other asset	156,388	150,000	-		306,388
TOTAL ASSETS	$18,123,860	$8,119,649	$4,117,251		$30,360,760

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$4,014,529	$4,827,775	$-		$8,842,304
Accrued and other current liabilities	5,204,219	673,739	-		5,877,958
Payable for acquisition of QXTEL	-	-	2,000,000	B	2,000,000
Due to related parties	26,613	-	-		26,613
Loan payable	252,779	-	-		252,779
Loan payable - related parties	238,291	-	-		238,291
Convertible note	177,666	-	3,477,500	A	3,655,166
Total Current Liabilities	9,914,097	5,501,514	5,477,500		20,893,111

Loans payable, non-current	91,018	-	-		91,018
Employees benefits, non-current	155,909	-	-		155,909
TOTAL LIABILITIES	10,161,024	5,501,514	5,477,500		21,140,038

Commitments and contingencies	-	-	-		-

Stockholders' Equity
Preferred stock: 1,200,000 authorized; $0.001 par value
Series A Preferred stock: 10,000 designated; $0.001 par value, 10,000 shares issued and outstanding	10	-	-		10
Series B Preferred stock: 200,000 designated; $0.001 par value, 31,080 shares issued and outstanding	31	-	-		31
Series C Preferred stock: 200,000 designated; $0.001 par value, No shares issued and outstanding	-	-	-		-
Common stock: 300,000,000 authorized; $0.001 par value, 170,231,395 shares issued and outstanding	170,232	-	-		170,232
Share capital	-	152	(152)	D	-
Additional paid-in capital	34,350,837	-	-		34,350,837
Accumulated deficit	(25,960,018)	2,617,983	(2,642,983)	C, D	(25,985,018)
Accumulated other comprehensive loss	(33,485)	-	-		(33,485)
Equity attributed to stockholders of iQSTEL Inc.	8,527,607	2,618,135	(2,643,135)		8,502,607
Equity (Deficit) attributable to noncontrolling interests	(564,771)	-	1,282,886		718,115
TOTAL STOCKHOLDERS' EQUITY	7,962,836	2,618,135	(1,360,249)		9,220,722

LIABILITIES AND STOCKHOLDERS' EQUITY	$18,123,860	$8,119,649	$4,117,251		$30,360,760

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

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iQSTEL Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Period Ended September 30, 2023

	iQSTEL Inc.	Qxtel Limited
	Nine months ended	Nine months ended	Proforma		Proforma
	September 30, 2023	September 30, 2023	Adjustments	Notes	As Adjusted

Net revenues	$97,248,561	$59,702,308	$-		$156,950,869
Cost of revenues	94,218,838	56,533,224	-		150,752,062
Gross profit	3,029,723	3,169,084	-		6,198,807

Operating Expenses
Selling, general and administrative expenses	3,529,218	2,184,222	25,000	C	5,738,440
Total operating expenses	3,529,218	2,184,222	25,000		5,738,440

Operating income (loss)	(499,495)	984,862	(25,000)		460,367

Other Income (Expense)
Other income	3,126	-	-		3,126
Other expense	(105,714)	-	-		(105,714)
Interest expense	(54,322)	-	-		(54,322)
Change in fair value of derivative liabilities	381,848	-	-		381,848
Total other income	224,938	-	-		224,938

Net (loss) income before provision for income taxes	(274,557)	984,862	(25,000)		685,305
Income taxes	-	(203,975)	-		(203,975)
Net (loss) income	$(274,557)	$780,887	$(25,000)		$481,330
Less: Net income attributable to noncontrolling interests	364,586	-	-		364,586
Net (loss) income attributed to iQSTEL Inc.	$(639,143)	$780,887	$(25,000)		$116,744

Dividend on Series B Preferred Stock	(816,480)	-	-		-
Net loss attributed to stockholders of iQSTEL Inc.	$177,337	$780,887	$(25,000)		$116,744

Other comprehensive income (loss)
Net (loss) income	$(274,557)	$780,887	$(25,000)		$481,330
Foreign currency translation adjustment	142	-	-		142
Total comprehensive (loss) income	$(274,415)	$780,887	$(25,000)		$481,472
Less: Comprehensive income attributable to noncontrolling interests	364,656	-	-		364,656
Total comprehensive (loss) income	$(639,071)	$780,887	$(25,000)		$116,816

Basic and diluted income (loss) per common share	$(0.00)	$7,808.87			$0.00

Basic and diluted weighted average number of common shares outstanding	165,640,341	100	(100)	D	165,640,341

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

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iQSTEL Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

	iQSTEL Inc.	Qxtel Limited
	Year ended	Year ended	Proforma		Proforma
	December 31, 2022	December 31, 2022	Adjustments	Notes	As Adjusted

Net revenues	$93,203,532	$81,506,401	$-		$174,709,933
Cost of revenues	91,412,016	77,623,467	-		169,035,483
Gross profit	1,791,516	3,882,934	-		5,674,450

Operating Expenses
Selling, general and administrative expenses	4,983,176	2,569,589	25,000	C	7,577,765
Total operating expenses	4,983,176	2,569,589	25,000		7,577,765

Operating income (loss)	(3,191,660)	1,313,345	(25,000)		(1,903,315)

Other Income (Expense)
Other income	118,871	-	-		118,871
Other expense	(112,962)	-	-		(112,962)
Interest expense	(29,641)	-	-		(29,641)
Change in fair value of derivative liabilities	(2,650,369)	-	-		(2,650,369)
Total other income	(2,674,101)	-	-		(2,674,101)

Net loss before provision for income taxes	(5,865,761)	1,313,345	(25,000)		(4,577,416)
Income taxes	-	(235,564)	-		(235,564)
Net income (loss)	$(5,865,761)	$1,077,781	$(25,000)		$(4,812,980)
Less: Net income attributable to noncontrolling interests	101,713
Net loss attributed to iQSTEL Inc.	$(5,967,474)	$1,077,781	$(25,000)		$(4,812,980)

Dividend on Series B Preferred Stock	-	-	-		-
Net loss attributed to stockholders of iQSTEL Inc.	$(5,967,474)	$1,077,781	$(25,000)		$(4,812,980)

Other comprehensive income (loss)
Net income (loss)	$(5,865,761)	$1,077,781	$(25,000)		$(4,812,980)
Foreign currency translation adjustment	6,080	-	-		6,080
Total comprehensive income (loss)	$(5,859,681)	$1,077,781	$(25,000)		$(4,806,900)
Less: Comprehensive income attributable to noncontrolling interests	104,692	-	-		104,692
Total comprehensive income (loss)	$(5,964,373)	$1,077,781	$(25,000)		$(4,911,592)

Basic and diluted income (loss) per common share	$(0.04)	$10,777.81			$(0.03)

Basic and diluted weighted average number of common shares outstanding	151,850,443	100	(100)	D	151,850,443

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

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iQSTEL INC.
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

On January 19, 2024, we entered into a Share Purchase Agreement (“Purchase Agreement”) with Yukon River Holdings, Ltd., a corporation formed under the laws of the British Virgin Islands (“Seller”) concerning the contemplated sale by Seller and the purchase by us of 51% of the ordinary shares Seller holds in QXTEL LIMITED, a company incorporated in England and Wales (the “QXTEL”).

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements are based on the QXTEL Limited historical financial statements and iQSTEL Inc. (“iQSTEL”) historical consolidated financial statements as adjusted to give effect to the probable transaction as outlined in the Purchase Agreement. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the transaction as if it had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 gives effect to the transaction as if they had occurred on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the transaction as if they had occurred on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the transaction.

The pro forma financial information does not give effect to any synergies, operating efficiencies, tax savings, or cost savings that may be associated with the acquisition and the related transactions. The unaudited pro forma condensed combined financial statements do not reflect the income tax effects of the pro forma adjustments, as management believes income tax adjustments to not be meaningful given the combined entity during the historical periods presented.  There were no existing contractual relationships between iQSTEL and QXTEL during the periods presented in the unaudited pro forma condensed combined financial statements.

Accounting for the Business Combination

In accordance with accounting principles generally accepted in the United States, iQSTEL is the acquirer and will account for the acquisition using the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805"). The allocation of the estimated purchase price with respect to the acquisition is based upon management's preliminary estimates of and assumptions related to the fair values of assets acquired and liabilities assumed as of September 30, 2023, using currently available information. For this purpose, fair value shall be determined in accordance with the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures ("ASC 820"). Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." Fair value measurements can be highly subjective and can involve a high degree of estimation.

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NOTE 2. ACCOUNTING PERIODS PRESENTED

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

·	QXTEL’s unaudited condensed balance sheet as of September 30, 2023 and the related notes included elsewhere in this Form 8-K/A; and

·	iQSTEL’s unaudited condensed balance sheet as of September 30, 2023 and the related notes included in the From 10-Q as filed on November 14, 2023.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

·	QXTEL’s unaudited condensed statement of operations for the nine months ended September 30, 2023 derived from the historical information of QXTEL included elsewhere in this Form 8-K/A; and

·	iQSTEL’s unaudited condensed statements of operations for the nine months ended September 30, 2023 derived from the historical information of iQSTEL included in the From 10-Q as filed on November 14, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

·	QXTEL’s audited statement of operations for the year ended December 31, 2022 derived from the historical information of QXTEL included elsewhere in this Form 8-K/A; and

·	iQSTEL’s audited statements of operations for the year ended December 31, 2022 derived from the historical information of iQSTEL included in the From 10-K as filed on April 14, 2023.

NOTE 3. PRELIMINARY PURCHASE PRICE ALLOCATION

On January 19, 2024, iQSTEL entered into an agreement to acquire QXTEL LIMITED for total consideration of $5,000,000. The unaudited pro forma condensed combined financial statements include various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of QXTEL based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analysis of fair value of the acquired assets and assumed liabilities. Accordingly, pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The consideration for the acquisition of QXTEL consists of $5,000,000, payable as follows:

1.	$1,500,000 upon the execution of the Purchase Agreement.
2.	$1,500,000 at closing.
3.	$2,000,000 to the Seller, either (A) in the form of a promissory note (the “Promissory Note”), or (B) by the delivery of iQSTEL common shares to Seller. Seller may decide the form of payment between the Promissory Note or the common shares of iQSTEL, and if a Promissory Note is chosen the $2,000,000 will be paid with no interest in seven (7) monthly payments of $200,000 each and an eighth payment of $600,000.

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The following table shows the preliminary allocation of the purchase price of QXTEL to the acquired identifiable assets, assumed liabilities and pro forma goodwill:

Total purchase consideration	$5,000,000

Assets
Cash	1,238,633
Accounts receivable	6,434,280
Related party receivable	120,000
Property and equipment	29,306
Intangible assets	147,430
Other asset	150,000
Liabilities
Accounts payable	(4,827,775)
Accrued expenses	(673,739)
Total acquired net asset value	2,618,135
Less noncontrolling interest (NCI)	(1,282,886)
Total acquired net asset value to iQSTEL shareholders	1,335,249
Goodwill	$3,664,751

NOTE 4. PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A.	To record cash received of $3,477,500, from issuance of a convertible promissory note of $3,888,889 with debt discounts totaling $411,389.
B.	To record the $5,000,000 acquisition consideration, consisting of $3,000,000 in cash and a payable of $2,000,000,
C.	To record legal fee of $25,000 related to business combination,
D.	To eliminate the equity account of QXTEL incurred before the closing date of purchase agreement and record 49% noncontrolling interest.

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